UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2015

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55008	47-4180540
(Commission File Number)	(IRS Employer Identification No.)

4045 Sheridan Avenue, Suite 239

Miami, Florida 33140

(Address of Principal Executive Offices, Zip Code)

(305)-370-0482

(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On November 17, 2015, each of Biotech Products Services and Research, Inc. (the "Company"), BD Source and Distribution Corp., a Florida corporation ("BD Source") and wholly-owned subsidiary of the Company, Brian May and Dana Johnson executed a Termination Agreement and Mutual Release. The parties released each other from any claims or liabilities one to the other, and the employment agreements between BD Source and each of Mr. May and Ms. Johnson were terminated in their entirety. See the Current Report on Form 8-K dated August 11, 2015 filed by the Company with the Securities and Exchange Commission on September 4, 2015 regarding their employment agreements. As a result of the execution and delivery of said agreement, Mr. May and Ms. Johnson are no longer officers of BD Source and have no further affiliation with the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Date: November 20, 2015	By:	/s/ Albert Mitrani
	Name:	Albert Mitrani
	Title:	President and Chief Executive Officer